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                      MACKAY-SHIELDS FINANCIAL CORPORATION
                           PERSONAL INVESTMENT POLICY


 I.              IN GENERAL

                 MacKay-Shields Financial Corporation ("MSFC") owes an undivided loyalty to its clients. MSFC also recognizes the need to permit its employees reasonable freedom with respect to their personal investment activities. It is important to accommodate in an appropriate way which (a) acknowledges the possibility of conflict between these duties and (b) sets forth standards to assure that the primary duty of loyalty to its clients is fulfilled.

                 This policy ("Policy") supersedes and replaces in full any earlier policies on the subjects regulated.

                 The Policy has been implemented by MSFC although securities purchased or sold for clients ordinarily trade in a sufficiently broad market to permit transactions for clients or personal accounts to be completed without any appreciable impact on the market for such securities.

                 Any questions which arise relating to the Policy should be referred to the General Counsel or Chief Compliance Officer ("CCO"). If necessary, any final determination may be made by the Chairman or President in consultation with the General Counsel or CCO. This Policy is applicable to all employees and directors.*

II.              RECORD KEEPING, AND REPORTING REQUIREMENTS

                 1.       Personal Record Keeping

                          Each employee of MSFC is to maintain records adequate to establish that the individual's personal investment decisions did not involve a conflict with the requirements of the Policy. If there is any question as to whether a proposed transaction might involve a possible violation of the Policy, the transaction should be discussed in advance with the General Counsel or CCO.

                 2.       Pre-Clearance Reporting Requirement

                          Each employee shall file with the General Counsel or CCO, a request ("Request")


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*                Because they are subject to compliance policies of affiliates and not involved in the detailed day to day management of MSFC, members of the board of directors of MSFC who are not employees of MSFC are required hereunder solely to complete and file the reports required in accordance with Part II 3a
                 (1).
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                          in substantially the form of Exhibit A before
                          completing any transaction in securities ("Personal Securities") in any account over which the employee exercises beneficial ownership*; provided, however, that a Request need not be filed with respect to any transaction (a) effected in any account which is managed on a discretionary basis by a person other than such employee and with respect to which such employee does not in fact influence or control such transactions or (b) in securities listed in Part III 1(1-4) which do not require prior approval. All Personal Securities transactions are, of course, subject to all other MSFC compliance policies relating to personal trading.**

                 3.       Other Reporting Requirements

                 a)       Statutory

                          MSFC is required under the Investment Advisers Act of 1940 and Investment Company Act of 1940 to keep records of transactions in securities in which its directors and employees have direct or indirect beneficial ownership. The following reporting requirements have been adopted to enable MSFC to satisfy these requirements:

                          1. Each director and employee shall file with the General Counsel or CCO, a report in substantially the form of Exhibit B ("Quarterly Report"), within 10 days following the end of each calendar quarter in which a transaction occurs in Personal Securities, other than those listed in Part III(1-4). The Quarterly Report must be filed for transactions in any security in which a director or an employee has, or by reason of such transaction acquires or disposes of, any beneficial ownership. An individual may report a transaction and, at the same time, declare that reporting the transaction shall not be construed as an admission that the individual has any direct or indirect beneficial ownership in the security. Each director and employee must sign and print the date of submission on their Quarterly Report.

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*                "Beneficial Ownership" means ownership of securities or
                 securities accounts by or for the benefit of a person, or such person's "family member", including any account in which the employee, or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "family member" means any persons spouse, child or other relative, whether related by blood, marriage or otherwise, who either resides with, or is financially dependent upon, or whose investments are controlled by that person. The term also includes any unrelated individual whose investments are controlled and whose financial support is materially contributed to by the person, such as a "significant other."

** See MSFC compliance policies entitled "Restricted List", "Partnership Investments", "Code of Ethics", and "Inside Information"





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                          2.      Each employee of MSFC must annually execute
                                  an acknowledgment with respect to the Policy in substantially the form of Exhibit C.

                 b)       Additional Quarterly Reporting

                          Each employee shall file with the General Counsel or CCO, as part of the Quarterly Report, the names and affiliations of family members* who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of MSFC's personnel in the discharge of their duties.

                 c)       Duplicate Confirmations

                          Each employee shall arrange for prompt filing by the broker, dealer and, if possible, bank (only applies to bank accounts used substantially as brokerage accounts) with the General Counsel or CCO of duplicate confirmations of all trades of personal securities and quarterly account statements. The duplicates shall be mailed to MacKay-Shields Financial Corporation, 9 West 57th Street, 37th Floor, New York, New York 10019, Attention: General Counsel or CCO.

                 d)       Accounts List

                          Each employee shall be required to complete a list in substantially the form of Exhibit D setting forth each brokerage account (and each bank account which is used substantially as a brokerage account) name, number, and the name of each firm through which transactions are directed with respect to all accounts in which the individual may have beneficial ownership. Each individual shall keep this list current by listings in the Quarterly Report.

III.             STATEMENT OF RESTRICTIONS

                 1.       Pre-Clearance

                          To help prevent front running and insider trading abuses, particularly with respect to thinly traded securities, no employee of MSFC may purchase or sell, directly or indirectly, Personal Securities (except pursuant to the next paragraph) without prior approval of the General Counsel or CCO. The final determination shall be noted by the General Counsel or CCO on the Request and dated and communicated to the employee who submitted the request. The authorization provided by the General Counsel or CCO is effective, unless revoked, until the


-----------------------
* For purposes of this Policy, family members include the individual's spouse, minor children, parents or any relative of the individual or the individual's spouse who is sharing the individual's home.





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                          end of business on the next business day.  If the
                          Personal Securities transaction is not placed within that period, a new authorization must be obtained.

                          Subject to the other restrictions set forth in this
                          Part III and other applicable MacKay-Shields compliance policies relating to personal trading, transactions in the following securities only shall not require prior approval of the General Counsel or
                          CCO:

                          1.      Bank Accounts
                          2.      Bank Certificates of Deposit
                          3.      Registered Open-End Mutual Fund Shares
                          4.      Treasury Obligations
                          5. Unit Investment Trusts that hold securities in proportion to an index

                 2.       Front Running

                          No employee of MSFC may effect any transaction in Personal Securities which MSFC is purchasing or selling for any client or proposes to purchase or sell for any client if such transaction would in any way conflict with, or be detrimental to, the interest of the client. Each employee should consult the other restrictions set forth in this Part III and the MSFC policies entitled "Restricted List and Daily Open Trades Lists", "Partnership Investments", "Code of Ethics" and "Inside Information" before making any trades in Personal Securities.

                          In order to implement the preceding paragraph and to minimize the possibility of conflicts of interest, the following rules are hereby made applicable to all transactions by employees in Personal Securities:

                          1. No Personal Securities may be purchased or sold if (i) there are any unexecuted orders to purchase or sell such securities for clients of MSFC in the hands of MSFC or (ii) any purchases or sales of such securities have been made for MSFC client accounts in the prior seven calendar days or can reasonably be anticipated for MSFC client accounts in the next seven calendar days.

                                  The CCO or the General Counsel may make an exception to this rule in the event that the contemplated transaction involves (i) 500 shares or less in the aggregate and the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; or (ii) less than .0001% of the issuer's market capitalization, with a maximum of 500 shares that may be traded within any seven-day period.

                          2. No Personal Securities may be purchased or sold if such purchase or sale is effected with a view to making a profit from a change in the price of such security resulting from anticipated transactions by or for MSFC's clients.

                                  A DESIGNATED INDIVIDUAL FROM THE MSFC
                                  COMPLIANCE DEPARTMENT WILL CONSULT WITH
                                  PORTFOLIO MANAGERS AND TRADERS IN THE FIXED
                                  INCOME, EQUITY





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                                  AND CONVERTIBLE DIVISIONS TO ENSURE COMPLIANCE
                                  WITH THESE LIMITATIONS.

                         3.       Use of Brokerage for Personal or Family
                                  Benefit

                                  No employee may, for direct or indirect
                                  personal or family members benefit, execute a trade with a broker by using the influence (implied or stated) of MSFC or any director's or employee's influence (implied or stated) with MSFC.

                          4.      No Personal Trades Through MSFC's Traders

                                  No Personal Securities trades may be effected through MSFC's traders. Employees must effect such trades through their personal broker-dealers.

                          5.      Initial Public Offerings

                                  No initial public offering of securities may be purchased for any account in which an employee has beneficial ownership, except with the express written prior approval by the General Counsel or CCO.

                          6.      Private Placements

                                  No private placement securities may be
                                  purchased for any account in which an
                                  employee has beneficial ownership, except with the express written prior approval by the General Counsel or CCO. All employees who have obtained prior approval and made an investment in a private placement must disclose that investment if that employee plays a part in any subsequent consideration of an investment in the issuer by client accounts. Under such circumstances, MSFC's decision to purchase securities of the private placement issuer will be subject to an independent review by investment personnel with no investment in the issuer.

                          7.      Restricted and Watch Lists

                                  No employee may make a personal trade in securities of an issuer listed on the Restricted List. Please refer to the MSFC policies entitled, "Restricted List," for specific guidelines on when issuers of securities are to be placed on the Restricted List. Securities on the Watch List will be dealt with on a case by case basis. A designated individual from the MSFC Compliance Department will compare issuers listed on the Restricted and Watch Lists to ensure compliance with this limitation.

                          8.      Inside Information

                                  Employees may not trade on inside information (i.e., material and non-public information) or communicate such information to others. However, inside information matters must be raised immediately with the General Counsel or CCO. Please refer to the MSFC policy entitled, "Inside Information," for specific guidelines governing inside information.





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                          9.      Maximum Trades Per Quarter

                                  Employees will be allowed to execute a
                                  maximum of fifty trades per calendar quarter; however, exceptions may be approved by the General Counsel or CCO on a case-by-case basis.

                          10.     Sixty Day Holding Period

                                  No employee may profit from the purchase and sale or sale and purchase of the same (or equivalent) security. Exceptions may be made for emergency trades if approved by the General Counsel or CCO.

IV.              SANCTIONS

                 Upon discovering a violation of the Policy, MSFC may impose sanctions as it deems appropriate, including, among other sanctions, reversal of any trade, reallocation of trades to client accounts or suspension or termination of the employment of the violator.

V.               REVIEW BY GENERAL COUNSEL OR CCO

                 The General Counsel or CCO will review Personal Securities to verify that the Policy is being followed. The results of this review will be set forth in a quarterly summary report. The report shall specify any related concerns and recommendations and be accompanied by appropriate exhibits.

VI.              RESPONSIBILITIES OF THE COMPLIANCE COMMITTEE

                 The Compliance Committee will review quarterly the summary report of the General Counsel or CCO and shall take appropriate action.





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                                                     PRIVILEGED AND CONFIDENTIAL
                                                           ATTORNEY WORK-PRODUCT





                      MACKAY-SHIELDS FINANCIAL CORPORATION
                                 CODE OF ETHICS



This Code of Ethics (the "Code") has been issued by MacKay-Shields Financial Corporation ("MSFC") in order to set forth (i) applicable guidelines and procedures to promote ethical practices, (ii) a reference to The Code of Ethics and Standards of Professional Conduct applicable to financial analysts and other appropriate purposes and, (iii) a representative example of and to supplement other existing codes of ethics applicable with respect to mutual funds managed by MSFC. All recipients of the Code are to read it carefully, retain it for reference and abide by the Code. Please refer to the MSFC policy entitled, "Personal Investment Policy," which follows this Code, for specific guidelines governing personal investments effected by MSFC employees.

MSFC requires that the applicable standards be observed by employees. An employee may not evade the provisions of the Code by having another person, including a friend or relative, act or fail to act in a manner in which the employee is prohibited.

I.       GUIDELINES AND PROCEDURES

         Guidelines

         MSFC requires the highest standards of ethical conduct on the part of employees.

         Each employee is under a duty to exercise his or her authority and responsibility for the benefit of MSFC and may not have outside interests conflicting with the interests of MSFC. Each person must avoid any circumstance which might adversely affect or appear to affect MSFC or its clients or his or her duty of complete loyalty to MSFC in the discharge of his or her responsibilities, including with respect to the protection of confidential information and MSFC's reputation for trustworthy financial service.

         Each employee has the duty to disclose to MSFC any interest that he or she may have in any firm, corporation or business unit which is not affiliated or participating in any joint venture or partnership with MSFC or its affiliates.* Disclosure should be timely so that


-----------------------
* Affiliates shall mean any corporation controlling, controlled by or under common control with, MSFC.
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                                                     PRIVILEGED AND CONFIDENTIAL
                                                           ATTORNEY WORK-PRODUCT




         MSFC may take action concerning any possible conflict as it deems appropriate. It is recognized, however, that MSFC has or may have business relationships with many organizations and that a relatively small interest in publicly traded securities of an organization does not necessarily give rise to a conflict of interest. Therefore, the following proceduresand the Annual Questionnaire have been adopted and approved by MSFC.

         Procedures

         a) It is considered generally incompatible with an employee's duties to MSFC to assume the position of director of a corporation. A report should be made by an employee to MSFC of any invitation to serve as a director of a corporation which is not an affiliate and the person must receive the approval of the General Counsel or Chief Compliance Officer ("CCO") prior to accepting any such directorship.

         b) Except as approved by the General Counsel or CCO; it is considered generally incompatible with the duties of an employee of MSFC to act as an officer, general partner, consultant, agent, representative or employee of any other business, other than an affiliate.

         c) Except as approved by the General Counsel or CCO, employees may not have a monetary interest, as principal, co-principal, agent or beneficiary, directly or indirectly, or through any substantial interest in any other corporation or business unit, in any transaction involving MSFC, subject to the same exceptions as are specifically permitted under law.

         d) An Annual Questionnaire, substantially in the form of Exhibit A shall be circulated by the General Counsel or CCO to each employee, for completion and filing with the General Counsel or CCO once a year. Each such employee shall supplement the Annual Questionnaire as necessary to reflect any material change between annual filings.

         e) Gifts/entertainment from third parties that do business with MSFC, its affiliates, or its clients and exceed a value of $100 must be approved by the employee's Division Head. Registered representatives of NYLIFE Securities Inc. and Investment Personnel for the mutual funds are prohibited from accepting gifts/entertainment valued at more than $100 per year. Please refer to the MSFC policy entitled, "Payments to or from Third Parties", for specific guidelines governing gifts/entertainment from third parties.

         f) Employees are to disclose to the General Counsel or CCO all personal securities holdings upon commencement of employment.





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                                                     PRIVILEGED AND CONFIDENTIAL
                                                           ATTORNEY WORK-PRODUCT





II. THE CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT -- FOR FINANCIAL ANALYSTS

         The Code of Ethics and Standards of Professional Conduct applicable to financial analysts are set forth as Exhibit B. MSFC requires that each of its financial analysts comply with the provisions of that code and standards.



III.     MUTUAL FUND CODE OF ETHICS AND SUPPLEMENT THERETO

         Attached as Exhibit C is a representative example of the code of ethics applicable with respect to the mutual funds managed by MSFC.

         To supplement the attached code applicable with respect to the MainStay Funds, MainStay Institutional Funds, Inc. and the MainStay VP Series Fund, Inc. (in the aggregate the "Mainstay, Institutional and VP Codes"), the following supplement has been approved by MSFC's Compliance Committee:

         Supplement to the Mainstay, Institutional and VP Codes

         MSFC, in general and relating, without limitation, to the MainStay, Institutional and VP Funds, recognizes the importance of high ethical standards in the conduct of its business and requires that the MainStay, Institutional and VP Codes be observed by each Access Person (as defined in the Mainstay, Institutional and VP Codes).

IV.      ACKNOWLEDGMENT

         Each employee must certify annually, in substantially the form of Exhibit D, that he or she has read and understood, and that they are subject to and have compiled with, the Code and receipt of benefits policy.

V.       SANCTIONS

         Upon discovering a violation of the Code, MSFC may impose such sanctions as it deems appropriate, including, amongother sanctions, reversal of any trades, reallocation of trades to client accounts or suspension or termination of the employment of the violator.

VI.      REVIEW BY GENERAL COUNSEL OR CCO

         The General Counsel or CCO will undertake a quarterly review with respect to the Code to verify that the Code is being followed. The results of this review will be set forth in a quarterly report. The report shall specify any related concerns and recommendations and be accompanied by the appropriate exhibits.





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VII.     RESPONSIBILITIES OF THE COMPLIANCE COMMITTEE

         The Compliance Committee will review quarterly the summary report of the General Counsel or CCO and shall take appropriate action.





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